Exhibit 99.12

Form of Opinion With Respect to Certain Tax Consequences

                                          , 2008

Board of Trustees

Aberdeen Funds, a

Delaware statutory trust

5 Tower Bridge

300 Barr Harbor Drive, Suite 300

West Conshohocken, PA 19428

Board of Trustees

Nationwide Mutual Funds, a

Delaware statutory trust

1200 River Road, Suite 1000

Conshohocken, PA 19428

Re:

Agreement and Plan of Reorganization (the “Agreement”) dated as of                , by and between the Nationwide Mutual Funds, a Delaware statutory trust (“Acquired Trust”), on behalf of its 26 series, as listed on Exhibit A hereto (“Acquired Funds” and, singly, “Acquired Fund”), and the Aberdeen Funds, a Delaware statutory trust (“Acquiring Trust”), on behalf of its 26 corresponding series, as listed on Exhibit A hereto (“Acquiring Funds” and, singly, “Acquiring Fund”)

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of each Acquired Fund (the “Reorganization”), which will consist of: (i) the acquisition by the Acquiring Trust on behalf of each of the Acquiring Funds of all of the property, assets and goodwill of its corresponding Acquired Fund in exchange solely for shares of beneficial interest, no par value, of the Acquiring Fund; (ii) the assumption by the Acquiring Trust on behalf of each of the Acquiring Funds of all of the liabilities of its corresponding Acquired Fund; (iii) the distribution of each of the Acquiring Fund’s shares to the shareholders of its corresponding Acquired Fund according to their respective interests in complete liquidation of the Acquired Fund; and (iv) the dissolution of each Acquired Fund as soon as practicable after the closing (the “Closing Date,” and the closing of the Reorganization, the “Closing”), all upon and subject to the terms and conditions of the Agreement.

In rendering our opinion, we have reviewed and relied upon:  (a) a copy of the executed Agreement; (b) the combined proxy materials/prospectus provided to shareholders of Acquired Fund in connection with a Special Meeting of Shareholders of Acquired Fund held on          , 2008; (c) certain representations concerning the Reorganization made to us by Acquired Trust and Acquiring Trust in a letter dated           (the “Representation Letter”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  All capitalized terms used herein, unless otherwise defined, are used as defined in the Agreement.

For purposes of this opinion, we have assumed that Acquired Funds, on the Closing of the Reorganization, satisfy, and immediately following the Closing of the Reorganization, Acquiring Funds will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company.

Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letter, for each Acquired Fund and corresponding Acquiring Fund, it is our opinion that:

1.             The acquisition by Acquiring Fund of all of the assets of Acquired Fund, as provided for in the Agreement, in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund, followed by the distribution by Acquired Fund to its shareholders of Acquiring Fund shares in complete liquidation of Acquired Fund, should qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and Acquired Fund and Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

2.             No gain or loss will be recognized by Acquired Fund upon the transfer of all of its assets to, and assumption of its liabilities by, Acquiring Fund in exchange solely for Acquiring Fund shares pursuant to Section 361(a) and Section 357(a) of the Code.

3.             No gain or loss will be recognized by Acquiring Fund upon the receipt by it of all of the assets of Acquired Fund in exchange solely for voting shares of Acquiring Fund and the assumption by Acquiring Fund of the liabilities of Acquired Fund pursuant to Section 1032(a) of the Code.

4.             No gain or loss will be recognized by Acquired Fund upon the distribution of Acquiring Fund shares to its shareholders in complete liquidation of Acquired Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

5.             The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

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6.             The holding period of the assets of Acquired Fund received by Acquiring Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

7.             No gain or loss will be recognized by the shareholders of Acquired Fund upon the exchange of their Acquired Fund shares for voting shares (including fractional shares to which they may be entitled) of Acquiring Fund, pursuant to Section 354(a) of the Code.

8.             The basis of Acquiring Fund shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will be the same as the basis of Acquired Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9.             The holding period of Acquiring Fund shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of Acquired Fund shares surrendered in exchange therefor, provided that Acquired Fund shares were held as a capital asset on the Closing Date of the Reorganization pursuant to Section 1223(1) of the Code.

10.           Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”).

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by Acquiring Trust, on behalf of Acquiring Funds, and Acquired Trust, on behalf of the corresponding Acquired Funds, of their undertakings in the Agreement and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

This opinion is being rendered to each Acquiring Fund and the corresponding Acquired Fund, and may be relied upon only by such Funds and the shareholders of each.

Very truly yours,

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EXHIBIT A

Acquired Funds and Acquiring Funds correspond to one another as follows:

Corresponds to:

Acquired Funds	Acquiring Funds

Nationwide Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Equity Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide China Opportunities Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen China Opportunities Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Emerging Markets Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Developing Markets Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Global Financial Services Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Global Financial Services Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Health Sciences Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Health Sciences Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Natural Resources Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Natural Resources Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Technology and Communications Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Technology and Communications Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Global Utilities Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Global Utilities Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Hedged Core Equity Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Hedged Core Equity Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide International Growth Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen International Equity Fund A, B, C, R Institutional Class Institutional Service Class

Corresponds to:

Acquired Funds	Acquiring Funds

Nationwide Market Neutral Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Market Neutral Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Mid Cap Growth Leaders Fund A, B, C, D, R Institutional Class Institutional Service Class	Aberdeen Select Mid Cap Growth Fund A, B, C, D, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Defensive A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Defensive A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Growth A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Growth A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Moderate A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Moderate A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Moderate Growth A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Moderate Growth A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Specialty A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Specialty A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Core Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Opportunities Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Fund A, B, C, R Institutional Class Institutional Service Class

Corresponds to:

Acquired Funds	Acquiring Funds

Nationwide Small Cap Growth Opportunities Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Growth Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Small Cap Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Value Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Value Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Tax-Free Income Fund A, B, C, D, X, Y	Aberdeen Tax-Free Income Fund A, B, C, D, X, Y
Nationwide U.S. Growth Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Growth Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide U.S. Growth Leaders Long-Short Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Equity Long-Short Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Worldwide Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Worldwide Fund A, B, C, R Institutional Class Institutional Service Class